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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 26, 2002


                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)


           Kentucky                       0-01469                61-0156015
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


                 700 CENTRAL AVENUE, LOUISVILLE, KENTUCKY 40208
                    (Address of principal executive offices)



                                  (502)636-4400
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          In connection with the issuance by the City of Louisville, Kentucky (the "City") of an industrial revenue bond related to the financing of the master plan redevelopment project of Churchill Downs Incorporated (the "Company") of its Churchill Downs racetrack facility in Louisville, Kentucky (the "Facility"), on December 26, 2002 the Company transferred to the City the real property and improvements and tangible personal property of the Facility, which assets the City then immediately leased back to the Company. The transfer by the Company to the City of the Facility assets was for nominal consideration. Under the lease of the Facility assets by the Company from the City, the lease payments under the lease will pay the debt service on the bond issued by the City, and the Company may reacquire from the City the Facility assets transferred to the City upon payment of any amount owed under the lease plus $1.00 and the satisfaction of certain other conditions set forth in the lease. The bond issued by the City was purchased by a wholly-owned subsidiary of the Company.

          A copy of the press release announcing the completion of the transaction is attached as Exhibit 99 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.
         Not applicable.

(b)      Pro forms financial information
         Not applicable.

(c)      Exhibits

         2.1 Lease Agreement dated as of January 1 , 2002 by the City of Louisville, Kentucky, lessor, and Churchill Downs Incorporated, lessee.

         99 Press release issued on December 26, 2002 by Churchill Downs Incorporated.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHURCHILL DOWNS INCORPORATED
                                    (Registrant)



                                     By: /s/ MICHAEL E. MILLER
                                        Michael E. Miller, Chief
                                        Financial Officer

Date:  January 6, 2003